Exhibit 99.6

NOTICE OF WITHDRAWAL

of

SHARES OF CLASS A COMMON STOCK OF LENNAR CORPORATION

previously tendered in response to

LENNAR CORPORATION’S OFFER TO EXCHANGE

up to 33,298,764 Shares of Class A Common Stock of

MILLROSE PROPERTIES, INC.

which are owned by Lennar Corporation

for Shares of Class A Common Stock of

LENNAR CORPORATION

Pursuant to the Prospectus dated October 10, 2025

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 7, 2025, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE, OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF LENNAR CLASS A COMMON STOCK TENDERED IN RESPONSE TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus, dated October 10, 2025 (the “Prospectus”) in connection with the offer (“Exchange Offer”) by Lennar Corporation, a Delaware corporation (“Lennar”), to exchange up to an aggregate of 33,298,764 shares of Class A common stock of Millrose Properties, Inc., a Maryland corporation (“Millrose”), par value $0.01 per share, which are owned by Lennar, for outstanding shares of Class A common stock of Lennar, par value $0.10 per share (“Lennar Class A Common Stock”), that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer.

Shares of Lennar Class A Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before 12:00 midnight, New York City time, on the expiration date of the Exchange Offer and, unless Lennar has previously accepted them pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once Lennar accepts shares of Lennar Class A Common Stock pursuant to the Exchange Offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF LENNAR CLASS A COMMON STOCK PREVIOUSLY MADE IN RESPONSE TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to Computershare Trust Company, N.A. (the “Exchange Agent”) at one of its addresses set forth at the end of this Notice of Withdrawal or by email transmission to CANOTICEOFGUARANTEE@computershare.com before 12:00 midnight, New York City time, on the expiration date of the Exchange Offer. See “The Exchange Offer — Terms of the Exchange Offer — Withdrawal Rights” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

Participants in the Lennar 401(k) Plan (as defined in the Prospectus) should follow the special instructions that are being sent to them by or on behalf of the Lennar 401(k) Plan administrator. Lennar 401(k) Plan participants may not use this Notice of Withdrawal Form to withdraw previously tendered shares of Lennar Class A Common Stock held in the Lennar 401(k) Plan, but must use the withdrawal form provided to them by the Plan administrator. Such Lennar 401(k) Plan participants must direct the Lennar 401(k) Plan trustee (or designee) to tender all or some of the previously tendered shares of Lennar Class A Common Stock allocable to their Lennar

401(k) Plan accounts, subject to the limitations set forth in any special instructions provided to them. To allow sufficient time for the withdrawal of previously shares by the Lennar 401(k) Plan trustee (or designee), withdrawing 401(k) Plan participants must provide the Plan administrator with the requisite instructions by the deadline specified in the special instructions provided to them, unless the Exchange Offer is extended. If the Exchange Offer is extended, and if administratively feasible, the deadline for receipt of the Lennar 401(k) Plan participants’ direction may also be extended.

LENNAR CLASS A COMMON STOCK TO BE WITHDRAWN

Certificated Shares		Direct Registration Shares*

Share Certificate Number(s)	Number of Shares to be Withdrawn and Date(s) such Shares were Tendered	Number of Shares to be Withdrawn and Date(s) such Shares were Tendered

TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK WITHDRAWN:

* If any shares of Lennar Class A Common Stock were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number. This form should only be used for withdrawals of shares delivered through DTC if the undersigned needs to withdraw shares on the final day of the Exchange Offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such shares.

If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a notice of withdrawal for such shares directly to the exchange agent. You should consult the institution through which you hold your shares regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or email transmission notice of withdrawal to the Exchange Agent on your behalf before 12:00 midnight, New York City time, on the expiration date of the Exchange Offer.

USE THIS FORM ONLY IF YOU WISH TO WITHDRAW SHARES OF LENNAR CLASS A COMMON STOCK PREVIOUSLY TENDERED. OTHERWISE, PLEASE DISREGARD.

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of Lennar Class A Common Stock to be withdrawn as its or their names appear on the registered stockholder account or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted to the Exchange Agent with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No:

Dated:

DTC Participant Number (applicable for shares tendered through DTC only):

If you wish to withdraw any tendered shares of Lennar Class A Common Stock, you must deliver this Notice of Withdrawal, before 12:00 midnight, New York City time, on the expiration date of the Exchange Offer, to the Exchange Agent at:

The Exchange Agent for the Exchange Offer is:

By Registered or Certified Mail: Computershare Attn: Voluntary Corporate Actions, P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Attn: Voluntary Corporate Actions, 150 Royall Street, Suite V Canton, MA 02021

By Email (For Notice of Guaranteed Delivery or Notice of Withdrawal only): CANOTICEOFGUARANTEE@computershare.com

Lennar will determine in its sole discretion questions as to the validity, form and eligibility (including time of receipt) of any Notice of Withdrawal. None of Lennar, Millrose, any of the dealer managers, the exchange agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any Notice of Withdrawal or will incur any liability for failure to give any such notification.

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